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                                INDEX TO EXHIBITS

(1)               Agreement and Declaration of Trust*

(2)               Bylaws*

(3)               Inapplicable

(4)               Inapplicable

(5)(i)            Form of Advisory Agreement*

(5)(ii)           Form of Sub-Advisory Agreement*

(6)               Form of Underwriting Agreement*

(7)               Inapplicable

(8)               Form of Custody Agreement

(9)(i)            Form of Administration Agreement*

(9)(ii)           Form of Accounting Services Agreement*

(9)(iii) Form of Transfer, Dividend Disbursing, Shareholder Service and Plan Agency Agreement*

(10)              Opinion and Consent of Counsel

(11)              Consent of Independent Auditors

(12)              Inapplicable

(13)              Form of Agreement Relating to Initial Capital*

(14)              Inapplicable

(15)              Form of Plan of Distribution Pursuant to Rule 12b-1*

(16)              Inapplicable

(17)              Financial Data Schedule

(18)              Inapplicable

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*        Incorporated by reference to the Trust's initial registration statement on Form N-1A.